Exhibit 99.1

BOARD RESOLUTION OF

AMERICAN DIVERSIFIED HOLDINGS CORP. (OTC ADHC)

ADOPTED ON OCTOBER 27 2021

The undersigned, being all the directors of AMERICAN DIVERSIFIED HOLDINGS CORP. (OTC ADHC) hereby sign the following amended resolutions:

RESOLVED THAT:

1.	The board accepts the appointment of:

Mr. Miro Zecevic as a President, Treasurer, Secretary of American Diversified Holdings Corp. New York

2.	The board accepts the incorporation of American Diversified Holdings Corp. in the State of New York which is affiliate of American Diversified Holdings Corp. (OTC ADHC) Nevada Corporation.

3.	Miro Zecevic is elected as Chairman of the Board of Directors of a New York Corporation.

ACCEPTED BY AMERICAN DIVERSIFIED HOLDINGS CORP. (OTC ADHC) MANAGEMENT

Esigned on file

/s/ Albert Vendrell Juncosa

Albert Vendrell Juncosa

/s/ Sergio Bellosta Suárez

Sergio Bellosta Suárez

/s/ Jacinto Ródenas Jiménez

Jacinto Ródenas Jiménez

/s/ Miro Zecevic

Miro Zecevic